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                                                                    EXHIBIT 12.1


                       L-3 COMMUNICATIONS HOLDINGS, INC.
                         L-3 COMMUNICATIONS CORPORATION

                       RATIO OF EARNINGS TO FIXED CHARGES

                                ($ IN THOUSANDS)




                                                                             NINE MONTHS ENDED
                                                                             SEPTEMBER 30, 2001
                                                                            -------------------
   Earnings:
    Income before income taxes ..........................................          $114,958
    Add:
      Interest expense (including amortization of debt expense) .........            64,886
      Interest component of rent expense ................................             9,308
                                                                                   --------
    Earnings ............................................................          $189,152
                                                                                   --------
   Fixed Charges:
      Interest expense (including amortization of debt expense) .........            64,886
      Interest component of rent expense ................................             9,308
                                                                                   --------
    Fixed Charges .......................................................            74,194
                                                                                   --------
   Ratio of earnings to fixed charges ...................................               2.5x
                                                                                   ========